Exhibit 99.1

FOR IMMEDIATE RELEASE

ENVESTNET TO ACQUIRE PRIMA CAPITAL

CHICAGO – February 10, 2012 – Envestnet, Inc. (NYSE: ENV), a leading provider of integrated wealth management solutions for financial advisors, announced today that it has entered into an agreement to acquire Prima Capital Holding, Inc. (“Prima”), a premier provider of investment manager due diligence, research applications, asset allocation modeling and multi-manager portfolios to the wealth management and retirement industries. Prima’s clientele includes regional broker-dealers, trust companies, independent RIAs, family offices and seven of the top 20 banks in the U.S. by total assets.

The acquisition of Prima extends and expands Envestnet’s ability to provide tools and solutions that empower advisors to achieve excellence in wealth management. Envestnet plans to enhance its wealth management solutions with Prima’s objective advice, analytics and data on managed account strategies (UMA and SMA), mutual funds, ETFs and alternative investments, delivered through powerful web-based technology.

“Prima is a market leader in delivering institutional-quality investment manager research and due diligence to top-tier wealth management organizations,” said Jud Bergman, Chairman, Founder and Chief Executive Officer of Envestnet. “We are eager to extend Prima’s core offering with Envestnet’s technology, product depth and portfolio management capabilities as well as augment our own due diligence and research offering.”

By joining Envestnet, Prima will be positioned to leverage Envestnet’s innovative wealth management technology platform and vast array of investment product solutions to expand its offering. The Envestnet due diligence process will also be enhanced by Prima’s objective, rigorous and thorough research process and tools.

“Prima’s relationship with Envestnet enables us to continue delivering the top-quality products, services, and solutions to meet our clients’ evolving needs, with added resources for further innovation,” said Prima’s President and Chief Executive Officer, J. Gibson Watson, III, who will become Group President of Envestnet • Prima, a new business group within the Envestnet suite of solutions. “With complementary core competencies, Prima and Envestnet provide an enterprise-wide suite of wealth management solutions delivered through robust technology tools.”

Mr. Watson founded Prima in 1999. Broadridge Financial Solutions, Inc. acquired majority ownership of Prima as part of Broadridge’s acquisition of Matrix Financial Solutions, Inc. in January 2011. “Prima is a profitable and growing but non-core business for Broadridge. We believe Prima’s clients and employees will be well-served under Envestnet’s ownership, and we wish them all well,” said Broadridge Chief Development Officer Tim Gokey.

Envestnet is acquiring Prima for $13.75 million in cash, subject to certain post-closing adjustments. The acquisition is subject to customary closing conditions, including third-party consents, and is expected to be completed by April 15, 2012.

Sterne, Agee & Leach, Inc. acted as the exclusive financial advisor to Broadridge and the shareholders of Prima in connection with the sale of Prima to Envestnet. Envestnet did not retain a financial advisor. Mayer Brown LLP acted as counsel to Envestnet. Squire Sanders (US) LLP acted as legal counsel to Broadridge and Fairfield & Woods P.C. acted as counsel to the management shareholders of Prima.

ABOUT ENVESTNET (NYSE: ENV)

Envestnet, Inc. is a leading provider of integrated wealth management software and services to financial advisors. Envestnet’s Advisor Suite® software empowers advisors to better manage client outcomes and strengthen their practice. Envestnet offers advanced portfolio solutions through its Portfolio Management Consultants group (“PMC”). Envestnet Reporting Solutions gives advisors an in-depth view of clients’ aggregated investments, empowering holistic, personalized advice. Envestnet is headquartered in Chicago with offices in Boston, Charlotte, Denver, New York, Sunnyvale, and Trivandrum, India. The firm has over $127 billion in total assets served and more than 909,000 investor accounts.*

For more information on Envestnet, Inc. please visit www.envestnet.com.

* Data includes assets under management or administration and licensing agreements as of 9/30/2011.

ABOUT PRIMA CAPITAL

Prima Capital Holding, Inc. (“Prima”) is a leading provider of due diligence, research applications, asset allocation modeling, and multi-manager portfolios to the wealth management and retirement industries. For over a decade, Prima has provided objective due diligence and powerful evaluation tools to advisors and wealth management firms of all types and sizes. Today, Prima is an independent source for information on managed account strategies (UMA and SMA), mutual funds, ETFs, and alternative investments through the PrimaGuide® research application and the Prima AllocationGuideTM proposal system. Prima also serves as portfolio strategist and advisor to a series of target retirement date funds and target risk portfolios which bundle managers from Prima’s unbiased research into a series of globally diversified, professionally constructed portfolios. For more information, visit www.primacapital.com.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release. For example, the Company’s forward-looking statements related to Prima and the anticipated acquisition could prove incorrect if the transaction were to not close, if Prima were to perform differently than currently expected by the

Company or if anticipated benefits of the transaction are not realized. More generally, potential risks, uncertainties and other factors relating to the Company’s business (which will include Prima Capital after the acquisition is completed) include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release is as of February 10, 2012 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

For more information about Envestnet:

Media Jami Schlicher, JCPR (973) 850-7309 jschlicher@jcprinc.com	Investors Investor Relations (312) 827-3940 investor.relations@envestnet.com